EXHIBIT 31.2a

CERTIFICATION

I, Mark R. Kidd, certify that:

1. I have reviewed this Form 10-K/A for the year ended December 31, 2012 of Graymark Healthcare, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 29, 2013

/S/ MARK R. KIDD
Mark R. Kidd
Chief Financial Officer
(Principal Financial Officer)